SCHEDULE 14a
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /      Preliminary Proxy Statement
         / /      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         /X/      Definitive Proxy Statement
         / /      Definitive Additional Materials
         / /      Soliciting   Material  Pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12


                                   NUCO2 INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:


--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                                   NUCO2 INC.
                             2800 S.E. Market Place
                              Stuart, Florida 34997





                                                                October 27, 2000



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of NuCo2 Inc. on Wednesday, December 6, 2000, beginning at 10:00 a.m., local time, at the Hutchinson Island Marriott Beach Resort and Marina, 555 N.E. Ocean Boulevard, Stuart, Florida 34996. I look forward to greeting those of you who are able to attend.

         At the Annual Meeting, you will be asked to elect eight Directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. Your Board of Directors recommends that all shareholders vote in favor of the election of the nominated Directors.

         Your vote is important. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, after reading the enclosed Proxy Statement, please mark, sign, date and return your proxy card or voting instruction form promptly in the envelope provided. This year, many shareholders will have a choice of voting by telephone, over the Internet or by using a traditional proxy card or voting instruction form. Check your proxy materials to see which options are available to you.

         We value your support as owners of our company, and we thank you in advance for your participation.

                                          Sincerely,


                                          Edward M. Sellian
                                          Chairman of the Board

                                   NUCO2 INC.
                             2800 S.E. Market Place
                              Stuart, Florida 34997

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 6, 2000

                            -------------------------


            The Annual Meeting of Shareholders (the "Annual Meeting") of NuCo2 Inc. (the "Company") will be held on Wednesday, December 6, 2000, beginning at 10:00 a.m., local time, at the Hutchinson Island Marriott Beach Resort and Marina, 555 N.E. Ocean Boulevard, Stuart, Florida 34996, for the following purposes:

            1. To elect eight Directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified; and

            2. To transact such other business as may properly come before the Annual Meeting.

            Only holders of record of the Company's common stock and preferred stock at the close of business on October 18, 2000, the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

            PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION. ANY RECORD HOLDER WHO IS PRESENT AT THE ANNUAL MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELING ANY PREVIOUS PROXY.

                                         By Order of the Board of Directors



                                         Eric M. Wechsler
                                         Secretary



October 27, 2000

                                   NUCO2 INC.
                             2800 S.E. Market Place
                              Stuart, Florida 34997
                            -------------------------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 6, 2000

                            -------------------------


GENERAL

            This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of NuCo2 Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, December 6, 2000, beginning at 10:00 a.m., local time, at the Hutchinson Island Marriott Beach Resort and Marina, 555 N.E. Ocean Boulevard, Stuart, Florida 34996, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

            This Proxy Statement and the accompanying proxy card or voting instruction form are first being mailed to shareholders of the Company entitled to vote at the Annual Meeting on or about October 27, 2000.

OUTSTANDING SECURITIES AND VOTING RIGHTS

            Only holders of record of the Company's common stock, $.001 par value ("Common Stock") and 8% cumulative convertible preferred stock, no par value ("Preferred Stock"), at the close of business on October 18, 2000, the record date (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 7,275,015 shares of Common Stock were outstanding, each of which is entitled to one vote on all matters properly submitted at the Annual Meeting. In addition, 5,000 shares of Preferred Stock were outstanding on the Record Date, each of which is entitled to vote on an "as converted basis" together with the holders of the Common Stock as a single class on all matters properly submitted at the Annual Meeting. On the Record Date, the outstanding shares of Preferred Stock were convertible into 536,782 shares of Common Stock, each of which is entitled to one vote on all matters properly submitted at the Annual Meeting.

            A majority of the outstanding shares of Common Stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. An abstention is deemed "present" but is not deemed a "vote cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of Directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. Broker "non-votes" occur when a person holding shares through a bank or brokerage firm account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter. Broker "non-votes" and the shares to which a shareholder abstains are included in determining whether a quorum is present.

PROXY VOTING

            Shares  for  which  proxy  cards or  voting  instruction  forms  are properly executed and returned, or properly voted via the Internet or telephonically, will be voted at the Annual Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted "FOR" the election of each of the nominees to the Board of Directors. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

            The manner in which your shares may be voted by proxy depends on how your shares are held. If you own shares of record, meaning that your shares of Common Stock or Preferred Stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our share transfer agent, Continental Stock Transfer & Trust Company, a proxy card for voting those shares will be included with this Proxy Statement.

            If you own shares through a bank or brokerage firm account, you may instead receive a voting instruction form with this Proxy Statement, which you may use to instruct how your shares should be voted. Just as with a proxy, you may vote those shares by completing, signing and returning the voting instruction form in the enclosed envelope. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If your bank or brokerage firm uses ADP Investor Communication Services, you may vote your shares via the Internet at WWW.PROXYVOTE.COM or by calling the toll-free number on your voting instruction form.

ATTENDANCE AND VOTING AT THE ANNUAL MEETING

            If you own shares of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted on a proxy card. If you own shares through a bank or brokerage firm account, you may attend the Annual Meeting, but in order to vote your shares at the meeting, you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your account representative to learn how to obtain a "legal proxy." We encourage you to vote your shares in advance of the Annual Meeting date by one of the methods described above, even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting as described below even if you have already voted.

REVOCATION

            Any shareholder holding shares of record may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy card bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder holding shares through a bank or brokerage firm may revoke a previously granted proxy or change previously given voting instructions by contacting the bank or brokerage firm, or by obtaining a legal proxy from the bank or brokerage firm and voting at the Annual Meeting.


                                    PROPOSAL

                              ELECTION OF DIRECTORS

            In accordance with the Company's bylaws, the Board of Directors has fixed the number of Directors constituting the Board at eight. The Board of Directors has proposed that the following eight nominees be elected at the Annual Meeting, each of whom will hold office until the next annual meeting of shareholders and his successor shall have been elected and qualified: Edward M. Sellian, Michael E. DeDomenico, Robert Ranieri, Craig L. Burr, Robert L. Frome, Daniel Raynor, Richard D. Waters, Jr. and John E. Wilson. Each of the nominees is currently a Director of the Company. Unless otherwise instructed, it is the intention of the persons named as proxies to vote shares represented by properly executed proxies for the election of such nominees. Although the Board of Directors anticipates that the eight nominees will be available to serve as Directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors.

            The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares present, in person or by proxy, shall be elected Directors. Holders of Common Stock and Preferred Stock are not allowed to cumulate their votes in the election of Directors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

NOMINEES FOR THE BOARD OF DIRECTORS

            Biographical information regarding each of the nominees for the Board of Directors is set forth below:

            Edward M. Sellian, age 58, has been Chairman of the Board since 1991. From 1991 to September 2000, Mr. Sellian was also Chief Executive Officer of the Company.

            Michael E. DeDomenico, age 53, has been Chief Executive Officer of the Company since September 2000 and President of the Company and a Director since June 2000. From March 1998 to July 2000, Mr. DeDomenico was president and chief executive officer of Praxair Distribution, Inc., a subsidiary of Praxair Inc. Mr. DeDomenico had been employed by Union Carbide Corp. in various capacities since 1969 and when Praxair was spun-off by Union Carbide in 1992, he was named president of Praxair Canada. The following year he was appointed president of Praxair Europe and in March 1998 was named president and chief executive officer of Praxair Distribution. Mr. DeDomenico has a B.S. degree in economics and finance from Hofstra University and an M.B.A. degree from Georgia State University.

            Robert Ranieri, age 36, has been Chief Operating Officer and Executive Vice President of the Company since March 1997 and a Director since August 1998. Immediately prior to joining the Company in January 1994, Mr. Ranieri was the owner and operator of 1649 Restaurant Corporation and prior thereto he was general manager of Sodasystems, Inc., a supplier of fountain dispensing equipment, bulk CO2 systems and related products operating in the New York, New Jersey and Connecticut market. Mr. Ranieri has a B.A. degree from George Washington University.

            Craig L. Burr, age 55, has been a Director since May 1999. Mr. Burr has been a managing general partner of Burr, Egan, Deleage & Co., a venture capital firm, since 1979. Mr. Burr has a B.A. degree from Harvard College and an M.B.A. degree from the Harvard Graduate School of Business Administration.

            Robert L. Frome, age 60, has been a Director since December 1995. Mr. Frome has been engaged in the practice of law for more than the past five years as a senior partner of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP. Mr. Frome is a director of Healthcare Services Group, Inc., the nation's largest provider of housekeeping services to long-term healthcare facilities and Paradigm Medical Industries, Inc., a developer, manufacturer and seller of ophthalmic surgical and diagnostic equipment and instruments. Mr. Frome has a B.S. degree from New York University, an L.L.B. degree from Harvard University and an L.L.M. degree from New York University.

            Daniel Raynor, age 40, has been a Director since February 1998. Mr. Raynor is a managing general partner of The Argentum Group, a private venture capital investment firm, a position he has held since 1987. He also serves as a general partner of Argentum's affiliated investment partnerships. Mr. Raynor is a director of COMFORCE Corporation and Dynamic Healthcare Technologies, Inc., both publicly-traded companies, as well as several privately held companies. He received a B.S. degree in economics from The Wharton School, University of Pennsylvania.

            Richard D. Waters, Jr., age 50, has been a Director since October 1999. Mr. Waters is a general partner of Chase Capital Partners, which is the general partner of Chase Capital Investments, L.P., the private equity investing arm of The Chase Manhattan Corporation. Prior to joining Chase Capital Partners in 1996, Mr. Waters had been in Chase's Merchant Banking Group since 1986. Mr. Waters is a director of Huntsman Packaging Corporation and Jason Holdings, Inc. Mr. Waters received a B.A. degree in economics from Hamilton College and an M.B.A. degree from Columbia University.

            John E. Wilson, age 44, has been Vice President of Operations for Coca-Cola North America Fountain, a division of The Coca-Cola Company, since 1995. Mr. Wilson has held various positions with The Coca-Cola Company since
1978. Mr. Wilson received a B.S. degree in business administration from The Pennsylvania State University.

            Compensation of Directors

            Directors do not receive cash compensation for their services as Directors or members of committees of the Board of Directors, but are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors. In addition, each non-employee Director is eligible to participate in the Directors' Stock Option Plan.

            Board of Directors Meetings and Committees

            During fiscal 2000, there were six meetings of the Board of Directors. All Directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members. In addition, from time to time, Directors acted by unanimous written consent.

            The Board of Directors has established a Stock Option Committee and an Audit Committee. The Board of Directors has not established a nominating committee. Each of the Stock Option and Audit Committees is responsible to the full Board of Directors. From time to time during fiscal 2000, certain of the Stock Option and Audit Committees acted by unanimous written consent. The functions performed by these committees are summarized below:

            Stock Option Committee. The Stock Option Committee determines the term and grant of stock options in accordance with each of the Company's stock option plans, and administers such plans. The members of the Stock Option Committee are Messrs. Raynor and Frome.

            Audit Committee. The Audit Committee makes recommendations to the Board of Directors regarding the selection and retention of independent auditors, reviews the scope and results of the audit and reports the results to the Board of Directors. In addition, the Audit Committee reviews the adequacy of internal accounting, financial and operating controls and reviews the Company's financial reporting compliance procedures. The members of the Audit Committee are Messrs. Frome, Raynor and Waters. The Audit Committee met twice during fiscal 2000.


Other Executive Officers

            Joann Schirripa, age 40, has been Chief Financial Officer and Treasurer of the Company since October 1996. Prior to joining the Company, Ms. Schirripa was a partner at Cooper, Selvin & Strassberg, LLP. In November 1997, the partners and employees of Cooper, Selvin & Strassberg LLP joined the firm of Margolin, Winer & Evens LLP, the Company's independent auditors. Ms. Schirripa is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Ms. Schirripa has a B.S. degree in accounting from the State University of New York at Oswego.

            Eric M. Wechsler, age 41, has been General Counsel and Secretary of the Company since January 1998. Prior to joining the Company, Mr. Wechsler, since 1990, was a corporate associate at the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP, the Company's legal counsel. Mr. Wechsler has a J.D. degree from Fordham University, an M.B.A. degree from New York University and a B.A. degree from Northwestern University.

                               SECURITY OWNERSHIP

            The following table sets forth information concerning ownership of the Common Stock and Preferred Stock, as at the Record Date, by (i) each Director, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all Directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the Common Stock or Preferred Stock.

                                                           Amount and Nature of
                                                               Beneficial                  Percent of
Name and Address (1)                                           Ownership(2)                 Class (3)
--------------------                                          -----------                   ---------
                                  COMMON STOCK
Edward M. Sellian...........................................   1,227,398 (4)                   16.6%

Michael E. DeDomenico.......................................      70,000 (5)                    *

Robert Ranieri..............................................     142,527 (6)                    1.9

Craig L. Burr...............................................     331,100 (7)                    4.5

Robert L. Frome.............................................     166,472 (8)                    2.3

Daniel Raynor...............................................     395,302 (9)                    5.4

Richard D. Waters Jr........................................   1,200,560 (10)                  14.2

John E. Wilson..............................................          --                         --

Joann Schirripa.............................................     132,244 (11)                   1.8

Eric M. Wechsler............................................      34,500 (12)                     *

William P. Egan.............................................     462,000 (13)                   6.4
c/o Burr, Egan, Deleage & Co.
200 Clarendon Street
Boston, MA  02116

James R. Kingsdale..........................................     424,319                        5.8
P.O. Box 5457
Mt. Crested Butte, CO  81225

Chase Capital Investments, L.P. ............................   1,198,560 (14)                  14.1
1221 Avenue of the Americas
New York, NY  10020

The BOC Group, Inc..........................................   1,000,000 (15)                  12.1
575 Mountain Avenue
Murray Hill, NJ  07974

All Directors and executive officers as a group (10 persons).  3,700,103 (16)                  41.2%

                                 PREFERRED STOCK

Richard D. Waters, Jr........................................      5,000 (17)                 100.0%

Chase Capital Investments, L.P. .............................      5,000 (17)                 100.0
1221 Avenue of the Americas
New York, NY  10020

All Directors and executive officers as a group (1 person) ..      5,000 (17)                 100.0%

------------------------------

(1) Unless otherwise indicated, the address of each beneficial owner is c/o the Company, 2800 S.E. Market Place, Stuart, FL 34997.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 ("Rule13d-3") and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power and for beneficial ownership purposes includes any options or other rights to subscribe for Common Stock which are exercisable within sixty
            (60) days of the Record Date.
(3) The percentage of class is calculated in accordance with Rule 13d-3 and attributes, for beneficial ownership purposes, any options or other rights to subscribe for Common Stock which are exercisable within sixty (60) days of the Record Date.
(4) Includes 11,660 shares held by Mr. Sellian's wife, 300 shares held by Mr. Sellian's grandchildren and great-niece of which Mr. Sellian is the custodian and 141,135 shares issuable upon exercise of stock options.
(5)         Includes 60,000 shares issuable upon exercise of stock options.
(6)         Includes 132,027 shares issuable upon exercise of stock options.
(7) Includes 52,300 shares owned by Mr. Burr's minor sons with respect to which Mr. Burr disclaims beneficial ownership, 83,750 shares owned by The William P. Egan 1985 Children's Trust of which Mr. Burr is a trustee but disclaims beneficial ownership and 62,050 shares owned by The William P. Egan 1986 Children's Trust of which Mr. Burr is a trustee but disclaims beneficial ownership. Mr. Burr is neither a trustee nor claims any beneficial ownership in shares owned by The Craig L. Burr 1986 Children's Trust (See (13) below). Also includes 2,000 shares issuable upon exercise of stock options.
(8) Includes 10,000 shares owned by Frome & Co., a limited partnership of which Mr. Frome is the general partner, 6,000 shares owned by Mr. Frome's minor daughter with respect to which Mr. Frome disclaims beneficial ownership, 5,550 shares owned by Mr. Frome's spouse with respect to which Mr. Frome disclaims beneficial ownership and 8,000 shares issuable upon exercise of stock options.
(9) Includes 37,744 shares owned by The Argentum Group, a general partnership of which Mr. Raynor is the president of a general partner, 256,226 shares owned by Argentum Capital Partners, L.P., a limited partnership of which Mr. Raynor is chairman of the general partner, 92,332 shares owned by Environmental Private Equity Fund II, a limited partnership of which Mr. Raynor is an indirect affiliate of the general partner and 4,000 shares issuable upon exercise of stock options.
(10) Represents 651,042 shares issuable upon exercise of common stock purchase warrants and 547,518 shares issuable upon conversion of 5,000 shares of Preferred Stock owned by Chase Capital Investments, L.P. and 2,000 shares issuable upon exercise of stock options held by Mr. Waters. Mr. Waters is a general partner of Chase Capital
            Partners ("CCP"), which is the general partner of Chase Capital Investments, L.P. ("CCI"). As a result of his position with CCP, Mr. Waters may be deemed to have the power to exercise, or direct the exercise of, any voting and/or dispositive power that CCI may have with respect to the Company's securities. Mr. Waters disclaims beneficial ownership of the Company's securities held by CCI except to the extent of any indirect pecuniary interest in his distributive shares therein.
(11)        Includes 131,244 shares issuable upon exercise of stock options.
(12)        Includes 31,500 shares issuable upon exercise of stock options.
(13) Includes 331,000 shares owned by The Craig L. Burr 1986 Children's Trust of which Mr. Egan is a trustee but disclaims beneficial ownership. Mr. Egan is neither a trustee nor claims any beneficial ownership in shares owned by the William P. Egan 1985 Children's Trust or the William P. Egan 1986 Children's Trust (See (7) above).
(14) Represents 651,042 shares issuable upon exercise of common stock purchase warrants and 547,518 shares issuable upon conversion of 5,000 shares of Preferred Stock.
(15) Represents 1,000,000 shares issuable upon exercise of a common stock purchase warrant.
(16) Includes 651,042 shares issuable upon exercise of common stock purchase warrants and 547,518 shares issuable upon conversion of 5,000 shares of Preferred Stock owned by Chase Capital Investments, L.P. and 511,906 shares issuable upon exercise of stock options held by Directors and executive officers.
(17)        See (10) and (14) above.

Executive Compensation

            The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and the three other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 with respect to the fiscal year ended June 30, 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                                                    Compensation
                                                         Annual Compensation          Awards
                                                         -------------------          ------
                                     Fiscal Year
Name and Principal Position         Ended June 30,    Salary($)       Bonus($)        Options (#)
---------------------------         --------------    ---------       --------        -----------

Edward M. Sellian                       2000            163,076        --                   --
   Chairman of the Board,               1999            160,615        --                   --
   Chief Executive Officer              1998            160,615        --              150,000

Robert Ranieri                          2000            136,538        --                   --
Chief Operating Officer                 1999            100,385        --               80,000
   Executive Vice President             1998            100,385        --               50,000

Joann Schirripa                         2000            152,894        --                   --
   Chief Financial Officer, Treasurer   1999            150,587        --               40,000
                                        1998            150,587       25,000            25,000

Eric M. Wechsler                        2000            137,596        --                   --
   General Counsel, Secretary           1999            135,519        --               35,000
                                        1998             73,154        --               35,000


            The following table sets forth certain information regarding unexercised stock options held by each of the Named Executive Officers as of June 30, 2000. None of the Name Executive Officers exercised or was granted any stock options during the fiscal year ended June 30, 2000.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES


                          Number of Unexercised Options at          Value of Unexercised
                                June 30, 2000 (#)                In-the-Money Options at
                                                                   June 30, 2000 ($) (1)

Name                         Exercisable/Unexercisable           Exercisable/Unexercisable
----                         -------------------------           -------------------------

Edward M. Sellian                  94,090/55,910                                0/0

Robert Ranieri                     96,109/93,674                     40,000/160,000

Joann Schirripa                   111,658/53,342                     20,000/80,000

Eric M. Wechsler                   24,500/45,500                     17,500/70,000

--------------
(1) On June 30, 2000 the last reported sales price of the Common Stock as reported by the Nasdaq National Market was $8.00 per share.

Long-Term Incentive and Pension Plans

            The Company does not have any long-term incentive or defined benefit pension plans.

Employment Agreement

            Mr. DeDomenico is employed as President and Chief Executive Officer of the Company under an employment agreement expiring on June 30, 2005 at a base salary of $300,000 per annum and was paid a signing bonus of $150,000. In connection with the employment agreement, Mr. DeDomenico was granted stock options to purchase 300,000 shares of Common Stock at an exercise price of $6.75 per share. Mr. DeDomenico is eligible to receive annual bonuses consisting of cash payments and additional options to purchase shares of Common Stock based upon the achievement of estimated EBITDA and other operating and financial criteria as projected in the Company's business plan established by the Board of Directors for the applicable fiscal year. In the event that Mr. DeDomenico's employment is terminated due to permanent disability or death, Mr. DeDomenico, or his beneficiaries, is entitled to receive a payment equal to 100% of his then current annual base salary. In the event that Mr. DeDomenico voluntarily terminates his employment for "Good Reason" after a "Change in Control" of the Company occurs, Mr. DeDomenico is entitled to receive a payment equal to two times his then current annual cash compensation and other specified benefits.

Noncompetition Agreement

            Mr. Sellian does not have an employment agreement with the Company. The Company has, however, entered into a noncompetition agreement with Mr. Sellian. Mr. Sellian's agreement provides that for as long as he is Chairman of the Board of the Company or owns at least 25% of the outstanding Common Stock and for two years thereafter, he shall not, without the prior written consent of the Company, associate with any competing entity within the United States or employ, or solicit the employment of any employee of the Company.

Stock Option Plans

            1995 Stock Option Plan. Under the Company's 1995 Stock Option Plan (the "1995 Plan"), 1,550,000 shares of Common Stock are reserved for issuance upon the exercise of stock options. Options to purchase an aggregate of 1,145,734 shares of Common Stock are presently outstanding. Options to purchase 1,399 shares of Common Stock have been exercised. The 1995 Plan is designed as a means to attract, retain and motivate key employees. The Stock Option Committee administers and interprets the 1995 Plan.

            The 1995 Plan provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and nonqualified stock options. Options are granted under the 1995 Plan on such terms and at such prices as determined by the Stock Option Committee, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant and the per share exercise price of nonqualified stock options cannot be less than 75% of the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the 1995 Plan are not transferable other than by will or by the laws of descent and distribution.

            Directors' Stock Option Plan. The Company's Directors' Stock Option Plan (the "Directors' Plan") provides for the grant of options to purchase Common Stock to non-employee Directors of the Company. The Directors' Plan authorizes the issuance of a maximum of 60,000 shares of Common Stock. Options to purchase an aggregate of 38,000 shares of Common Stock are presently outstanding. No options have been exercised.

            The Directors' Plan is administered by the Board of Directors. Under the Directors' Plan each non-employee Director receives options for 6,000 shares of Common Stock on the date of his or her first election to the Board of Directors. In addition, on the third anniversary of each Director's first election to the Board, and on each three year anniversary thereafter, each non-employee Director will receive an additional option to purchase 6,000 shares of Common Stock. The exercise price per share for all options granted under the Directors' Plan will be equal to the fair market value of the Common Stock as of the date preceding the date of grant. All options vest in three equal annual installments, beginning on the first anniversary of the date of grant.

Compensation Committee Interlocks and Insider Participation

            During the fiscal year ended June 30, 2000, Mr. Sellian participated in deliberations of the Board of Directors concerning executive officer compensation.

Report on Executive Compensation

Compensation Philosophy

            The executive compensation philosophy of the Board of Directors is to base management's pay, in part, on achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation, to recognize individual initiative, achievement and length of service to the Company, and to assist the Company in attracting and retaining qualified management.

Salaries

            Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions within the Company's industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company or to generate sales of the Company's products, length of service to the Company and any increased responsibilities assumed by the executive. The Company places itself in the low level in determining salaries compared to its competitors.

Annual Bonuses

            The Company from time to time considers the payment of bonuses to its executive officers although no formal plan currently exists. Bonuses would be determined based, first, upon the level of achievement by the Company of its strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of personal goals includes the actual performance of the Company for which the executive officer has responsibility as compared to the planned performance thereof, the level of cost savings achieved by such executive officer, the ability to manage and motivate employees and the achievement of assigned projects. Bonuses are determined annually after the close of each fiscal year. Despite achievement of personal goals, bonuses may not be given based upon the performance of the Company as a whole. No bonus was awarded to any Named Executive Officer for the fiscal year ended June 30, 2000.

Compensation of Chief Executive Officer

            Mr. Sellian's salary during the fiscal year ended June 30, 2000 was based upon the factors described in the "Salaries" paragraph above. Mr. Sellian's compensation is believed to be in the low range compared to salaries received by other chief executive officers of other carbon dioxide suppliers. This range represents the Company's best estimate as there is limited information available on the salary levels of chief executive officers of the Company's competitors.

Stock Options

            During the fiscal year ended June 30, 2000, no stock options were awarded to any of the Named Executive Officers. It is the philosophy of the Stock Option Committee that stock options should be awarded only to key employees of the Company to promote long-term interests between such employees and the Company's shareholders and to assist in the retention of such employees.

            The members of the Board of Directors who implemented the Company's compensation policy during the fiscal year ended June 30, 2000 were:

            Edward M. Sellian, Michael E. DeDomenico, Robert Ranieri, Craig L. Burr, Robert L. Frome, Daniel Raynor, Richard D. Waters, Jr.

Sectional 16(a)  Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and
Exchange Commission (the "Commission"). Executive officers, Directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

            To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended June 30, 2000, its executive officers, Directors and greater than ten percent shareholders complied with all Section 16(a) filing requirements, with the exception of Michael E. DeDomenico, whose Form 3 for June 2000 was inadvertently filed late.


Performance Graph

            The  following  graph  compares,   for  each  of  the  fiscal  years
indicated, the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index, a broad equity market index, and (ii) the Russell 2000 Index, a "small cap" index. The Company has elected to use the Russell 2000 Index since it does not use a published industry or line-of-business index and does not believe it can reasonably identify a peer group.

                                                   Cumulative Total Return
                               ----------------------------------------------------------------
                               12/19/95      6/96        6/97       6/98       6/99        6/00

NUCO2 INC.                      100.00      341.67      191.67     114.58      97.22      88.89
NASDAQ STOCK MARKET (U.S.)      100.00      116.03      141.11     185.79     267.53     395.17
RUSSELL 2000                    100.00      112.99      131.44     153.13     155.43     160.17


            Assumes $100 invested on December 19, 1995 in the Company's Common Stock, the Russell 2000 Index and the Nasdaq Stock Market (U.S.) Index. The calculations in the table were made on a dividends reinvested basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Mr. Richard D. Waters, Jr., a Director of the Company, is a general partner of Chase Capital Partners, which is the general partner of Chase Capital Investments, L.P. ("CCI"). As of June 30, 2000, CCI owned $23,666,667 aggregate principal amount of the Company's 12% Senior Subordinated Promissory Notes due 2004 and 2005.

            The Company leases its Stuart, Florida headquarters complex and Ft. Myers, Florida and Wappingers Falls, New York depots from Mr. Sellian. Rent expense for these facilities totaled $305,000 for the fiscal year ended June 30, 2000.

            Mr. Robert L. Frome, a Director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's revenues.


                         INDEPENDENT PUBLIC ACCOUNTANTS

            A representative of Margolin, Winer & Evens LLP, the Company's independent public accountants, is expected to be present at the Annual Meeting to answer any appropriate shareholder questions, and will, if he so desires, have the opportunity to make a statement. The Company has not selected independent accountants for the current fiscal year ending June 30, 2001 and will solicit bids from appropriate candidates.

                              SHAREHOLDER PROPOSALS

            Proposals which shareholders wish to be considered for inclusion in the Company's proxy statement and form of proxy for next year's annual meeting of shareholders must be received by the Secretary of the Company by June 30, 2001 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In addition, any shareholder proposal intended for presentation from the floor at next year's annual meeting of shareholders without inclusion of the proposal in the Company's proxy materials must be received by the Secretary of the Company no later than September 12, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


                            EXPENSES OF SOLICITATION

            The accompanying proxy is solicited by, and on behalf of, the Board of Directors, and the entire cost of such solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but officers, Directors and employees or representatives of the Company may also solicit proxies by telephone, telegram or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                                  OTHER MATTERS

            So far as it is known, there is no business other than that described above to be represented for action by the shareholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjournments thereof, in accordance with the discretion of the persons named therein.

                                    FORM 10-K


            The Company will furnish without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended June 30, 2000 as filed with the Securities and Exchange Commission to shareholders of record as of the Record Date who make written request to Eric M. Wechsler, Secretary, NuCo2 Inc., 2800 SE Market Place, Stuart, Florida 34997.


                                          By Order of the Board of Directors



                                          Edward M. Sellian
                                          Chairman of the Board


October  27, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                   NUCO2 INC.
            PROXY--ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 6, 2000

            The undersigned, a shareholder of NuCo2 Inc., a Florida corporation (the "Company"), does hereby constitute and appoint Edward M. Sellian and Robert Ranieri and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock and Preferred Stock of the Company that the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Shareholders of the Company to be held at the Hutchinson Island Marriott Beach Resort and Marina, 555 NE Ocean Boulevard, Stuart, Florida 34996 on Wednesday, December 6, 2000 at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes as set forth below.


         1.   ELECTION OF DIRECTORS:
              The election of Edward M. Sellian, Michael E. DeDomenico, Robert Ranieri, Craig L. Burr, Robert L. Frome, Daniel Raynor, Richard D. Waters, Jr. and John E. Wilson.

              / / FOR   / / TO WITHHOLD AUTHORITY to vote for all nominees.
              TO WITHHOLD AUTHORITY to vote for any individual nominee(s), print name(s) below:

              ------------------------------------------------------------------

         2.   DISCRETIONARY AUTHORITY

                                                 (Continued on the reverse side)

       THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

       The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated October 27, 2000, and a copy of the Company's Annual Report for the fiscal year ended June 30, 2000.

                                             PLEASE  MARK,  DATE,  SIGN AND MAIL
                                        THIS PROXY IN THE ENVELOPE  PROVIDED FOR
                                        THIS PURPOSE.  NO POSTAGE IS REQUIRED IF
                                        MAILED IN THE UNITED STATES.

                                        ________________________________, 2000
                                        ________________________________ (L.S.)
                                        ________________________________ (L.S.)
                                               Signature(s)

                                             NOTE:  Please sign  exactly as your
                                        name  or  names  appear   hereon.   When
                                        signing    as    attorney,     executor,
                                        administrator,   trustee  or   guardian,
                                        please  indicate  the  capacity in which
                                        signing.  When signing as joint tenants,
                                        all  parties in the joint  tenancy  must
                                        sign.   When  a  proxy  is  given  by  a
                                        corporation, it should be signed with full corporate name by a duly authorized officer.